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                         INDUSTRIAL REAL ESTATE LEASE

                                   BETWEEN


                KNICKERBOCKER INDUSTRIAL PROPERTIES EAST, L.P.
                                   LANDLORD


                                      AND


                          PETCO ANIMAL SUPPLIES, INC.
                                    TENANT





                           DATED AS OF JUNE 23, 1997

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                         INDUSTRIAL REAL ESTATE LEASE


                              TABLE OF CONTENTS



Article                                                                   Page
-------                                                                   ----
One            Basic Terms .............................................1

Two            Premises ................................................3

Three          Lease Term ..............................................3

Four           Rent ....................................................6

Five           Property Taxes ..........................................7

Six            Utilities ...............................................8

Seven          Insurance ...............................................9

Eight          Common Areas ............................................12

Nine           Use of Premises .........................................14

Ten            Condition and Maintenance of Premises ...................16

Eleven         Damage or Destruction ...................................21

Twelve         Condemnation ............................................22

Thirteen       Assignment and Subletting ...............................22

Fourteen       Defaults and Remedies ...................................24

Fifteen        Protection of Lenders ...................................28

Sixteen        Legal Costs .............................................29

Seventeen      Miscellaneous Provisions ................................32

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                           ARTICLE ONE: BASIC TERMS

The following terms used in this lease shall have the meanings set forth below.

1.01   Date Of Lease:                       June 23, 1997

1.02   Landlord (legal entity)              Knickerbocker Industrial
                                            Properties East, L.P.

1.03   Tenant (legal entity)                Petco Animal Supplies, Inc.

1.04   Tenant's Guarantor:                  None

1.05   Address of Premises:                 152 Dayton Jamesburg Road,
                                            South Brunswick, New Jersey

1.06   Intentionally deleted

1.07   Approximate Size of
          Building:                         211,450 square feet.

1.08   Tenant's Initial
          Prorata Share:                    100%

1.09   Lease Term;                          Commencing on the Lease
                                            Commencement Date and expiring
                                            on June 30, 2002.

1.10   (a) Lease Commencement Date:         July 1, 1997
       (b) Rent Commencement Date:          August 1, 1997

1.11   Permitted Uses;                      Warehouse and ancillary offices

1.12   Broker(s):                           Colliers Houston & Co.

1.13   Intentionally Omitted

1.14   Parking Spaces Allocated
          to Tenant:                        100%

1.15   Base Rent:                           (i)   August 1, 1997 through
                                                  June 30, 2000 the Base
                                                  Rent shall be $761,220
                                                  per year, in equal
                                                  monthly installments of
                                                  $63,435.00

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                                            (ii)  July 1, 2000 through
                                                  June 30, 2002 the Base
                                                  Rent shall be $845,800
                                                  per year in equal monthly
                                                  installments of $70,483.53

1.16   Other Charges Payable
          by Tenant:                        (i)   Real Property Taxes
                                                  (Article Five)
                                            (ii)  Utilities (Article Six)
                                            (iii) Insurance Premiums
                                                  (Article Seven)
                                            (iv)  CAM Expenses (Article
                                                  Eight)

1.17   Address of Landlord
          for Notices:                      c/o Cabot Partners Limited
                                            Partnership
                                            Two Center Plaza
                                            Boston, MA 02108

1.18   Address of Tenant
          for Notices:                      9125 Rehco Road
                                            San Diego, CA 92121
                                            Attention:  Property Manager

1.19   Exhibits:                            A:  The Premises
                                            B:  Rules & Regulations
                                            C:  Memorandum of Acceptance
                                            D:  Landlord's Release and
                                                Waiver
                                            E:  Additional Provisions
                                            Relating to Parking Spaces


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ARTICLE TWO: PREMISES

2.01 Premises. The Premises are described in Exhibit A. The Premises includes the building thereon (the "Building"), including the racking system located therein.

2.02 Condition of Premises. Prior to the Lease Commencement Date, Landlord will broom clean the Building and ensure that the gas unit heaters and loading docks are in good working order and that the roof is watertight. Except as provided in the preceding sentence or as otherwise expressly provided herein, Tenant shall accept the Premises in its "as-is" condition on the Lease Commencement Date, and Landlord shall have no obligation to perform any work therein to prepare the Premises for Tenant.

ARTICLE THREE: LEASE TERM

3.01 Lease of Premises for Lease Term. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term, commencing on the Lease Commencement Date, subject to all terms and provisions of this Lease, except for the payment of Base Rent (which shall commence on the Rent Commencement Date). The Lease Term shall be the period stated in Article One and shall begin on the Lease Commencement Date set forth in Article One.

3.02 Options to Extend Term. Tenant shall have two (2) options to extend the term of this Lease, each for a five (5) year period (an "Option Period"), provided (a) Tenant shall give notice to Landlord of its exercise of an option not less than nine (9) months prior to the expiration of the Lease Term or the first Option Period, as the case may be, (b) no default beyond any applicable grace period in the obligations of Tenant under this Lease shall exist at the time such notice is given and (c) Tenant shall not have been in default under this Lease beyond any applicable grace period on more than two (2) occasions during the entire preceding Lease Term. All of the terms and provisions of this Lease shall be applicable during each Option Period except that (a) Tenant shall have no option to extend the term of this Lease beyond the second Option Period and (b) the Base Rent for each Option Period shall be the greater of (i) the Base Rent for the last year of the Lease Term or the first Option Period, as the case may be, or (iii) Market Rent, as defined below, as of the first day of such Option Period.

      "Market Rent" shall be computed as of the applicable date at the then current rentals being charged to new tenants for comparable space located in comparable buildings, taking into


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account and giving effect to, in determining comparability, without limitation, such considerations as size, location and condition of premises and lease term.

      Landlord shall designate Market Rent for the next Option Period within thirty (30) days after Tenant's written request, therefor (such request to be made no earlier than one (1) year before such Option Period).

      If Landlord shall not have previously designated Market Rent, after Tenant shall exercise an option to extend for an Option Period, Landlord shall initially designate Market Rent and shall furnish data in support of such designation. If Tenant shall have exercised its option to extend for the Option Period but shall disagree with Landlord's designation of the Market Rent, then Tenant shall have the right, by notice given within fourteen (14) days after Tenant's receipt of Landlord's designation, to submit such Market Rent to arbitration as follows. Market Rent shall be determined by arbitrators, one chosen by Tenant, one chosen by Landlord and a third selected, if necessary, as below provided. All arbitrators selected under this Section shall be experienced real estate appraisers with substantial experience with properties in the vicinity of the Premises. If within fourteen (14) days after Tenant's notice the parties shall agree upon a single arbitrator or if one party shall fail to select an arbitrator, the arbitrator selected by the other shall be the sole arbitrator, and Market Rent shall be determined by such arbitrator. The unanimous written decision of the two first chosen (or the decision of the first, if a second arbitrator is not chosen) without selection and participation of a third arbitrator, or otherwise the written decision of a majority of the three arbitrators chosen and selected as provided herein, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within fourteen (14) days following the call for arbitration, and, unless such two arbitrators shall have either reached a unanimous decision within thirty (30) days after their designation or jointly selected a third arbitrator, they shall so notify the then President of the local Real Estate Board and request him to select an impartial third arbitrator to act hereunder, or if such individual does not exist or is unavailable, then they shall apply to a court of competent jurisdiction to select an impartial third arbitrator. Such third arbitrator and the first two chosen shall hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. If the dispute between


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the parties as to Market Rent shall not have been resolved before the commencement of Tenant's obligation to pay rent based upon Market Rent, then Tenant shall pay rent based upon the Market Rent designated by Landlord until either the agreement of the parties as to the Market Rent or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent to Landlord or Landlord shall refund any overpayment of rent to Tenant.

3.03  Intentionally Omitted.

3.04 Holding Over. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages, costs, liabilities and expenses, including attorneys' fees, which Landlord shall incur on account of Tenant's delay in so vacating the Premises. If Tenant shall not vacate The Premises upon the expiration or earlier termination of this lease, the Base Rent shall be increased to 250% of the Base Rent then in effect and Tenant's obligation to pay Additional Rent shall continue, but nothing herein shall limit any of Landlord's rights or Tenant's obligations arising from, Tenant's failure to vacate the Premises, including, without limitation, Landlord's right to repossess the Premises and remove Tenant therefrom at any time after the expiration or earlier termination of this Lease and Tenant's obligation to reimburse and indemnify Landlord as provided in the preceding sentence.

3.05 Tenant's Termination Option. Tenant shall have the right, to terminate this Lease effective June 30, 2000 (Tenant's Termination Option), provided that
(i) Tenant shall give notice to Landlord of the exercise of Tenant's option ("Tenant's Termination Notice") not later than January 1, 2000, the time of exercise being of the essence; (ii) Tenant shall pay to Landlord, as an early termination penalty, the sum of one month's Base Rent, simultaneously with the delivery of Tenant's Termination Notice; (iii) this Lease shall be in full force and effect as of the date of Tenant's Termination Notice and on June 30, 2000; and (iv) Tenant shall not be in default hereunder, beyond any applicable notice or grace period on the date Tenant sends the Tenant Termination Notice and on June 30, 2000. If Tenant shall have complied with the foregoing provisions of this Article 3.05, this Lease and the Lease Term shall expire on June 30, 2000, with the same force and effect as though said date were the expiration date.


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ARTICLE FOUR: RENT

4.01 Base Rent. On the first day of each month during the Lease Term, Tenant shall pay to Landlord the Base Rent as described in Section 1.15 in lawful money of the United States, in advance and without offset, deduction, or prior demand. The Base Rent shall be payable at Landlord's address or at such other place or to such other person as Landlord may designate in writing from time to time.

4.02 Additional Rent. All sums payable by Tenant under this Lease other than Base Rent shall be deemed "Additional Rent;" the term "Rent" shall mean Base Rent and Additional Rent. Landlord shall estimate in advance and charge to Tenant the following costs, TO BE PAID WITH THE BASE RENT ON A MONTHLY BASIS THROUGHOUT THE LEASE TERM; (i) ALL REAL PROPERTY TAXES for which Tenant is liable under Section 5.01 and 5.02 of the Lease, (ii) ALL UTILITY COSTS (IF UTILITIES ARE NOT SEPARATELY METERED) for which Tenant is liable under Section
6.01 of the Lease, (iii) ALL INSURANCE PREMIUMS for which Tenant is liable under Sections 7.01 and 7.08 of the Lease, (iv) ALL CAM EXPENSES FOR which Tenant is liable under Section 8.04 of the Lease. Collectively, the aforementioned Real Property Taxes, insurance, utility, and CAM Expenses shall be referred to as the "Total Operating Costs." Landlord may adjust its estimate of Total Operating Costs at any time based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next Rent payment date after notice to Tenant. WITHIN 120 DAYS AFTER THE END OF EACH FISCAL YEAR (which shall be the calendar year for this Lease) during the Lease Term, Landlord shall deliver to Tenant a statement prepared in ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES SETTING FORTH, IN REASONABLE DETAIL, the Total Operating Costs paid or incurred by Landlord during the preceding fiscal year and Tenant's Pro Rata Share of such expenses. Within thirty (30) days after Tenant's receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) in order that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period. In addition to its obligation to pay Base Rent and its Pro Rata Share of Total Operating Expenses, Tenant is required hereunder to pay directly to suppliers, vendors, carriers, contractors, etc. certain insurance premiums, utility costs, personal property taxes, maintenance and repair, costs and other expenses, collectively "Additional Expenses." If Landlord pays for any Additional Expenses in accordance with the terms of this Lease, Tenant's obligation to reimburse such costs shall be an Additional Rent obligation payable in full with the


                                       6
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next monthly Rent payment. Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent.

4.03 Late Charge. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any loan secured by the Building. Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord within five days following the due date, Tenant shall pay to Landlord a late charge equal to five percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

4.04 Interest. Any Rent or other amount due to Landlord, if not paid when due, shall bear interest from the date due until paid at the rate of 15% per annum or the highest rate permitted by law, whichever is less, provided that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default hereunder by Tenant.

4.05  Tenant's Pro Rata Share. Tenant's Pro Rata Share shall be 100%.

ARTICLE FIVE: PROPERTY TAXES

5.01 Real Property Taxes. Tenant shall pay Tenant's Pro Rata Share of Real Property Taxes on the Premises payable during the Lease Term. Tenant shall make such payments in accordance with Section 4.02. If Landlord shall receive a refund of any Real Property Taxes with respect to which Tenant shall have paid Tenant's Pro Rata Share, Landlord shall refund to Tenant Tenant's Pro Rata Share of such refund after deducting therefrom the costs and expenses incurred in connection therewith.


                                       7
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5.02  Definition of "Real Property Tax." "Real Property Tax" shall mean taxes, assessments (special, betterment, or otherwise), levies, fees, rent taxes, excises, impositions, charges water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are imposed or levied upon or assessed against the Premises or any Rent or other sums payable by any tenants or occupants thereof. Real Property Tax shall include Landlord's costs and expenses of contesting any Real Property Tax. If at any time during the term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, or in lieu of increases therein, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Premises or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy, or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then all of such taxes, assessments, levies, or charges, to the extent so measured or based ("Substitute Taxes"), shall be deemed to be a Real Property Tax.

5.03 Personal Property Taxes. Tenant shall pay directly all taxes charged against trade fixtures furnishings, equipment, inventory, or any other personal property belonging to Tenant. Tenant shall use its best efforts to have personal property taxed separately from the Premises. If any of Tenant's personal property shall be taxed with the Premises, Tenant shall pay Landlord the taxes for such personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal Property taxes.

ARTICLE SIX: UTILITIES

6.01 Utilities. Tenant shall promptly pay, directly to the appropriate supplier, the cost of all natural gas, heat, cooling energy, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises, allocable to the Lease Term together with any related Installation or connection charges or deposits (collectively "Utility Costs"). Landlord shall not be liable for damages, consequential or otherwise, nor shall there be any rent abatement arising out of any curtailment or interruption whatsoever in utility services.


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ARTICLE SEVEN: INSURANCE

7.01. Liability Insurance. From the time Tenant shall first enter the Premises, throughout the Lease Term and thereafter as long as Tenant shall remain in the Premises (collectively, "the Occupancy Period"), Tenant shall maintain in effect commercial general liability insurance insuring Tenant against liability for bodily injury, property damage (including loss of use of Premises) and personal injury at the Premises, including contractual liability. Such insurance shall name Landlord, its Premises manager, any mortgagee, and Cabot Partners Limited Partnership, as additional insureds. The initial amount of such insurance shall be Three Million Dollars ($3,000,000) per occurrence and shall be subject to increase once during the Option Period specified by Landlord based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers, and other relevant factors. The liability insurance obtained by Tenant under this Section 7.01 shall (i) be primary; and (ii) insure Tenant's obligations to Landlord under Section 7.09. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain commercial general liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability with respect to the Premises. The policy obtained by Landlord shall not provide primary insurance, shall not be contributory and shall be excess over any insurance maintained by Tenant.

7.02 Worker's Compensation Insurance. During the Occupancy Period, Tenant shall maintain in effect Worker's Compensation Insurance (including Employers' Liability Insurance) in the statutory amount covering all employees of Tenant employed or performing services at the Premises, in order to provide the statutory benefits required by the laws of the state in which the Premises are located.

7.03 Automobile Liability Insurance. During the Occupancy Period, Tenant shall maintain in effect Automobile Liability Insurance, including but not limited to, passenger liability, on all owned, non-owned, and hired vehicles used in connection with Tenant's use of the Premises, with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000) per vehicle for injuries or death of one or more persons or loss of damage to property.

7.04 Personal Premises Insurance. During the Occupancy Period, Tenant shall maintain in effect Personal Property Insurance


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covering leasehold improvements paid for by Tenant and Tenant's personal property and fixtures from time to time in, on, or at the premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under Direct Risk of Physical Loss (All Risk), as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. Tenant may satisfy the requirement for insurance under this Section 7.04 by self insuring, provided that at all times while so self insuring (i) Tenant maintains a net worth of at least $150,000,000 and (ii) promptly upon written request from Landlord (which may be given from time to time), Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord that Tenant has such net worth.

7.05  Intentionally Deleted.

7.06 Premises and Rental Income Insurance. During the Lease Term, Landlord shall maintain in effect Direct Risk of Physical Loss (all risk) insurance covering loss of or damage to the Premises in the amount of its replacement value with such endorsements and deductibles as Landlord shall determine from time to time. Landlord shall have the right to obtain flood, and such other insurance as Landlord shall determine from time to time or shall be required by any lender holding a security interest in the Premises. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one (1) year's Base Rent, plus estimated Real Property Taxes, CAM Expenses, Utility Costs and insurance premiums for one (1) year. Tenant shall be liable for the payment of any deductible amount under Landlord's insurance maintained pursuant to this Article Seven, in an amount not to exceed Twenty-Five Thousand Dollars ($25,000). Tenant shall not do or permit anything to be done which shall invalidate any such insurance.

7.07 Payment of Insurance Premiums. Landlord shall pay the premiums of the insurance policies maintained by Landlord under Section 7.06 and Section 7.01 (if applicable), and Tenant shall reimburse Landlord for Tenant's Pro Rata Share of such premiums in accordance with Section 4.02. Tenant shall pay directly the premiums of the insurance policies maintained by Tenant under Sections 7.01, 7.02, 7.03, 7.04, and 7.05.


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7.08  General Insurance Provisions.

      7.08(a) Any insurance which Tenant shall be required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

      7.08(b) Prior to the earlier of Tenant's entry into the Premises or the commencement of the Lease Term, Tenant shall deliver to Landlord an insurance company certificate that Tenant maintains the insurance required by Sections 7.01, 7.02, 7.03, 7.04 and 7.05 and not less than thirty (30) days prior to the expiration or termination of any such insurance, Tenant shall deliver to Landlord renewal certificates therefor. Tenant shall provide Landlord with copies of the policies promptly upon request from time to time. If Tenant shall fail to deliver any certificate or renewal certificate to Landlord required under this Lease within the prescribed time period or if any such policy shall be canceled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord, as Additional Rent, for 110% of the cost of such insurance within ten (10) days after receipt of a statement of the cost of such insurance.

      7.08(c) Tenant shall maintain all insurance required under this Lease with companies legally qualified to issue such insurance in New Jersey and reasonably acceptable to Landlord.

      7.08(d) Landlord and Tenant, on behalf of themselves and their insurers, each hereby waive any and all rights of recovery against the other, or against the officers, partners, employees, agents, or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage shall be covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage, or required to be carried under this Article Seven. All property insurance carried by either party shall contain a waiver of subrogation against the other party to the extent such right shall have been waived by the insured party prior to the occurrence of loss or injury.


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7.09  Indemnity. As such waiver does not violate public policy and insurance is available to protect it, Tenant hereby waives all claims against Landlord, its agents, employees, officers, directors, partners and shareholders, (collectively "the Indemnitees") for damage to any property or injury to or death of any person in, upon or about the Premises arising at any time and from any cause, and Tenant shall hold Indemnitees harmless from and defend Indemnitees from and against all claims, liabilities, judgments, demands, causes of action, losses, damages, costs and expenses including seasonable attorney's fees for damage to any property or injury to or death of any person arising in or from the negligence or willful misconduct of Tenant, its employees, agents, contractors, or invitees in, upon or about the Premises. The foregoing shall include investigation cost; and all the costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made. The provisions of this Section 7.08 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring prior to such time.

7.10 Landlord's Indemnity. Landlord shall defend, with counsel reasonably approved by Tenant, all actions against Tenant, its agents, employees, officers, directors, partners and shareholders (collectively "the Indemnitees") with respect to, and shall pay, protect, indemnify and save harmless to the extent permitted by law the Indemnitees from and against, all liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from injury to or death of any person or damage to or loss of property occurring at the Property caused by the negligence or willful misconduct of Landlord to the extent the same shall not be covered by any insurance maintained or required to be maintained by any of the Indemnitees.

ARTICLE EIGHT: COMMON AREAS

8.01 Common Areas. As used in this Lease, "Common Areas" shall mean all areas within the Premises outside the Building, including, but not limited to, parking areas, driveways, sidewalks, access roads, landscaping, and planted areas.

8.02 Use of Common Areas. The Common Areas are part of the Premises, and Tenant shall have the exclusive right to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations ("Rules and Regulations") as Landlord may establish or modify from time to time and as initially set forth in Exhibit "B". Tenant shall abide by all such Rules and Regulations and shall use its best efforts to

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cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's Rules and Regulations.

8.03 Vehicle Parking. Tenant shall be entitled to use all vehicle parking spaces on the Premises, without paying any additional rent. Vehicles shall be parked only in striped parking spaces and not in driveways, other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. The additional spaces shall be in locations designated by Landlord subject to the approval of Tenant, which approval shall not unreasonably be withheld. Tenant, at its expense, may construct additional parking spaces on the Premises provided (a) Tenant shall first obtain Landlord's approval of plans and specifications therefor, (b) such additional parking shall comply with all legal requirements, including, without limitation, zoning requirements, and (c) the construction of such additional parking spaces shall comply with Section 10.05 hereof. See Exhibit E for additional provisions, if any, relating to parking spaces.

8.04 Common Area Maintenance. Subject to Articles Eleven and Twelve, Landlord shall maintain the Common Areas in good order, condition, and repair. Common Area Maintenance expenses ("CAM Expenses") are all costs and expenses associated with the operation and maintenance of the Common Areas and THE REPAIR AND MAINTENANCE OF THE HEATING, VENTILATION, AIR CONDITIONING, PLUMBING, ELECTRICAL, UTILITY, AND SAFETY SYSTEMS (TO THE EXTENT NOT PERFORMED BY TENANT), including, but not limited to, the following: gardening and landscaping; snow removal; utility water and sewage services for the Common Area; maintenance of signs (other than Tenant's signs); worker's compensation insurance; personal property taxes; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for required licenses and permits; routine maintenance and REPAIR OF ROOF MEMBRANE, FLASHINGS, GUTTERS, DOWNSPOUTS, ROOF DRAINS, SKYLIGHTS AND WATERPROOFING; maintenance of paving (including sweeping, striping, repairing, RESURFACING, AND REPAVING); general maintenance Painting; lighting; cleaning; refuse removal; security and similar items; reserves for roof replacement, exterior painting and other appropriate reserves; AND A PROPERTY MANAGEMENT FEE (NOT TO EXCEED THREE PERCENT (3%) OF THE GROSS RENTS OF THE PREMISES FOR THE CALENDAR YEAR). Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in CAM Expenses with respect to any CAM Expenses which are included for the benefit of the Premises and other property, Landlord shall make a reasonable allocation of such cost between the Premises and such other property. CAM EXPENSES SHALL NOT INCLUDE: (a) THE COST OF CAPITAL REPAIRS AND REPLACEMENTS, provided, however, that the ANNUAL DEPRECIATION (based on the useful life of the item under generally accepted accounting principles) of any such capital repair or replacement to the Common Areas or the heating, ventilating, air-conditioning, plumbing, electrical, utility and safety systems serving the Premises SHALL BE INCLUDED IN THE CAM EXPENSES EACH YEAR during the term of this Lease; and (b) the COST OF CAPITAL IMPROVEMENTS, provided, however, that the annual DEPRECIATION (based on the useful life of the item under generally accepted accounting principles) OF ANY CAPITAL IMPROVEMENT UNDERTAKEN TO REDUCE CAM EXPENSES or made in order to comply with legal requirements SHALL BE INCLUDED IN CAM EXPENSES each year during the term of this Lease.

8.05 Tenant's Payment of CAM Expense. Tenant shall pay Tenant's Pro Rata Share (100%) of all CAM Expenses in accordance with Section 4.02.

ARTICLE NINE: USE OF PREMISES

9.01 Permitted Uses. Tenant may use the Premises only for the Permitted uses set forth in Section 1.11 above.

9.02 Manner of Use. Tenant shall not cause or permit the Premises to be used in any way which shall constitute a violation of any law, ordinance, restrictive covenants, governmental regulation or order, or which shall constitute a nuisance or waste. Tenant shall obtain and pay for all permits, including a certificate of occupancy and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, notes, regulations, orders and requirements regulating the use by Tenant of the Premises, including the Occupational Safety and Health Act.

9.03 Hazardous Materials. As used in this Lease, the term "Hazardous Material" shall mean any flammable items, explosives, radioactive materials, oil, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises by Tenant, its agents, employees, contractors, sublessees or invitees without complying with all applicable Federal, State and Local laws or ordinances pertaining to the transportation, storage, use or disposal of such Hazardous Materials, including but not limited to obtaining proper permits. In no event, however, shall Tenant install or use any storage tanks on the Premises.

If Tenant's transportation, storage, use or disposal of Hazardous Materials on the Premises results in the contamination of the soil or surface or ground water or loss or damage to person(s) or property, then Tenant agrees to: (a) notify Landlord immediately of any contamination, claim of contamination, loss or damage, (b) after consultation with the Landlord, clean up the contamination in full compliance with all applicable statutes, regulations and standards and (c) indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including reasonable attorney's fees and costs, arising from or connected with any such contamination, claim of contamination, loss or damage. Tenant agrees to fully cooperate with Landlord and provide such documents, affidavits and information as may be requested by Landlord (i) to comply with any environmental law, (ii) to comply with the request of any lender, purchaser or tenant, and/or (iii) for any other reason deemed necessary by Landlord in its sole discretion. Tenant shall notify Landlord promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Premises which is required to be reported to a governmental authority under any environmental law, will promptly forward to Landlord copies of any notices received by Tenant relating to alleged violations of any environmental law and will promptly pay when due any fine or assessment against Landlord, Tenant or the Premises relating to any violation of an environmental law during the term of this Lease. If a lien is filed against the Premises by any governmental authority resulting from the need to expend or the actual expending of monies arising from an act or omission, whether intentional or unintentional, of Tenant, its agents, employees or invitees, or for which Tenant is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the water or onto land located within the State where the Premises is located, then Tenant shall, within thirty (30) days from the date that Tenant is first given notice that such lien has been placed against the

Premises (or within such shorter period of time as may be specified by Landlord if such governmental authority has commenced steps to cause the Premises to be sold pursuant to such lien) either (i) pay the claim and remove the lien, or
(ii) furnish a cash deposit, bond, or such other security with respect thereto as is satisfactory in all respects to Landlord and is sufficient to effect a complete discharge of such lien on the Premises. The provisions of this Section
9.03 shall survive the expiration or earlier termination of this Lease.

      Notwithstanding anything to the contrary herein, any environmental remediation or response action required in or around the Premises resulting directly or indirectly from any acts or omissions of other parties for whom Tenant is not responsible prior to the Lease Commencement Date or during the term of this Lease shall not be the obligation, duty or responsibility of Tenant.

      Notwithstanding the foregoing, Landlord shall indemnify Tenant against and hold Tenant harmless from any and all costs, claims, liabilities or damages, including reasonable attorneys' fees and expenses, arising from the presence or use of Hazardous Materials caused by Landlord, its agents or employees.

9.04 Signs and Auctions. Tenant shall not place any signs on the Premises without Landlord's prior written consent, which shall not be unreasonably withheld (subject to the Park Covenants and Landlord's sign standards). Tenant shall not conduct or permit any auctions or sheriff's sales at the Premises.

9.05 Landlord's Access. Landlord or its agents may enter the Premises upon prior notice (which may be oral) at all reasonable times to show the Premises to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice (which may be oral) of such entry, except in the case of an emergency, in which event Landlord shall make reasonable efforts to notify Tenant. Landlord may place customary "For Sale" or "For Lease" signs on the Premises.

ARTICLE TEN: CONDITION AND MAINTENANCE OF PREMISES

10.01 Existing Conditions. Tenant shall accept the Premises in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Premises Tenant agrees to execute promptly a memorandum of Acceptance of Premises in the form set forth in Exhibit "C" to this Lease.

10.02 Exemption of Landlord from Liability. Tenant shall insure its personal property under an all risk full replacement cost property insurance policy. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person or about the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about Premises, or from other sources or places. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 10.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

10.03 Landlord's Obligations. Subject to the provisions of Article Eleven (Damage or Destruction) and Article Twelve (Condemnation), and except for damages caused by any act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, Landlord at its expense (subject to Section 4.02) shall keep the foundation, roof, building systems (other than the heating, ventilating and air conditioning system), structural supports and exterior walls of the improvements on the Premises in good order, condition and repair. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the surfaces of wells. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair. Notwithstanding anything to the contrary contained in Section 10.01 above, or Section 10.04(a) below, Landlord shall deliver the Premises to Tenant with all operating and mechanical systems (including heating, ventilating and air conditioning) in good working order and shall maintain the same in said condition for one (1) year.

10.04 Tenant's Obligations

      10.04 (a) Repair and Maintenance. Except as provided in Section 10.03, Article Eleven (Damage or Destruction) and Article Twelve (Condemnation), and the last sentence of Section 10.03 above, Tenant shall keep all portions of the Premises (including systems and equipment) and the heating, ventilating and air conditioning system in good order, condition and repair (including repainting and refinishing, as needed). If any portion of the Premises or any system or equipment in the Premises which Tenant shall be obligated to repair can not be fully repaired or restored, Tenant shall promptly replace such portion of the Premises or system or equipment, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term, the useful life of such replacement shall be prorated over the remaining portion of the Lease Term. Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a heating and air conditioning contractor, such contract and such contractor to be approved by Landlord. Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for maintenance of the heating and air conditioning system at Tenant's expense. Landlord shall, at Tenant's expense, repair any damage to the portions of the Premises Landlord shall be required to maintain caused by Tenant's acts or omissions.

      10.04 (b) Tenant's Expense. Tenant shall fulfill all of Tenant's obligations under this Section 10.04 at Tenant's sole expense. If Tenant shall fail to maintain, repair or replace the Premises as required by this
      Section 10.04, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Premises and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs reasonably incurred in performing such maintenance, repair or replacement within ten (10) days after demand.

10.05 Alterations, Additions, and Improvements

      10.05 (a) Tenant's Work. Tenant shall not make any installations, alterations, additions, or improvements in or to the Premises, including, without limitation, any apertures in the walls, partitions, ceilings or floors, without on each occasion obtaining the prior consent of Landlord. Landlord agrees that it will not unreasonably withhold, condition or delay its consent to any alterations, improvements or installations which do not affect the structure of the Building or any systems serving the Building. Any such work so approved by Landlord shall be performed only in accordance with plans and specifications therefor approved by Landlord. Tenant shall procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises and shall Perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and with all applicable insurance requirements. If requested by Landlord, Tenant shall furnish to Landlord prior to commencement of any such work a bond or other security acceptable to Landlord assuring that any work by Tenant will be completed in accordance with the approved plans and specifications and that all subcontractors will be paid. Tenant shall employ for such work only contractors approved by Landlord and shall require all contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and commercial general liability insurance covering such contractors on or about the Premises with a combined single limit not less than $3,000,000 and shall submit certificates evidencing such coverage to Landlord prior to the commencement of such work. Tenant shall indemnify and hold harmless Landlord from all injury, loss, claims or damage to any person or Premises occasioned by or growing out of such work. Landlord may inspect the work of Tenant at reasonable times and given notice of observed defects. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts and proof of payment for all labor and materials.

      10.05 (b) No Liens. Tenant shall pay when due all claims for labor and material furnished to the Premises and shall at all times keep the Premises free from liens for labor and materials. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Premises, regardless of whether Landlord's consent to such work is required. Landlord may record and post notices of non-responsibility on the Premises.

10.06 Condition upon Termination. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and in the condition which Tenant shall have been required to maintain the Premises under this Lease. Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). Landlord (by so designating at the time it approves the same) may require Tenant to remove any alterations, additions or improvements at the expiration of the Lease and to restore the Premises to their prior condition, all at Tenant's expense. Any alterations, additions or improvements not required to be removed by Tenant shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without damage to the Premises. Tenant shall repair, at Tenant's expense, any damage to the Premises caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property), without Landlord's prior written consent; unless the same shall have been installed by Tenant at its expense; any power wiring or wiring panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment.

10.07 Landlord's Contribution. Landlord shall reimburse Tenant in accordance with this Section 10.07 for its initial cost of improving or remodeling existing office space within the Building or expanding such office space ("Tenant's Initial Office Work") as approved by Landlord in accordance with Section 10.05 above. Landlord shall reimburse Tenant for the costs of Tenant's Initial Work upon completion of such work, to the extent of the lesser of (i) $20,000.00, or
(ii) the actual out of pocket cost to Tenant for such work ("Landlord's Contribution"). Landlord shall make such payment within 30 days after its receipt of (a) receipts (or such other proofs of payment as Landlord shall reasonably require) from Tenant for work done in connection with Tenant's Initial Office Work, (b) a written statement from Tenant's architect, engineer, contractor, or any other person employed by Tenant to perform work, that the work described on any such invoices has been completed in accordance with the final plans and specifications approved by Landlord pursuant to Section 10.05 above and (c) a lien waiver executed by the contractors, material men and suppliers engaged by or on behalf of Tenant in connection with Tenant's Initial Office Work. Landlord shall not be required to make any payment hereunder to Tenant during the continuation of any default by Tenant hereunder beyond any applicable notice and grace periods.

ARTICLE ELEVEN: DAMAGE OR DESTRUCTION

11.01 Damage to Premises

      11.01 (a) If the Premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty ("Casualty"). Tenant shall immediately notify Landlord in writing upon the occurrence of such Casualty. In the event of any Casualty, Landlord may elect either to (i) repair the damage caused by such casualty as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the casualty occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the casualty whether Landlord elects to repair the damage or terminate this Lease. If Landlord shall elect to repair the damage, Tenant shall pay Landlord the portion of the "deductible amount" (if any) under Landlord's insurance allocable to the damage to the Premises and, if the damage shall have been due to an act or omission of Tenant, or Tenant's employees, agents, contractors or Invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord.

      11.01  (b) If the casualty to the Premises shall occur during the last six
      (6) months of the Lease Term and the damage shall be estimated by Landlord to require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the casualty shall have occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this lease shall give written notification to the other Party of such election within ten (10) days after Tenant's notice to Landlord of the occurrence of the casualty.

11.01 Temporary Reduction of Rent. If the Premises shall be destroyed or damaged by casualty and Landlord shall determine to repair or restore the Premises pursuant to the provisions of this Article Eleven, any Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Premises shall be impaired. Such reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and Real Property

Taxes. Except for such possible reduction in Base Rent, insurance premiums and Real Property Taxes. Tenant shall not be entitled to any compensation, reduction or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of the Premises.

11.03 Waiver. Tenant waives the protection of any statute, code or judicial decision which shall grant a tenant the right to terminate a lease in the event of the damage or destruction of the leased property and the provisions of this Article Eleven shall govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of or to the Premises.

ARTICLE TWELVE: CONDEMNATION

12.01 Condemnation. If more than twenty percent (20%) of the floor area of the building or more than twenty-five percent (25%) of the parking on the Premises, shall be taken by eminent domain either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall take title or possession). If neither Landlord nor Tenant shall terminate this Lease, this Lease shall remain in effect as to the portion of the Premises not taken, except that the Bass Rent shall be reduced in proportion to the reduction in the floor area of the Building. If this Lease shall be terminated, any condemnation award or payment shall be distributed to the Landlord. Tenant shall have no claim against landlord for the value of the unexpired lease term or otherwise, except that Tenant may file a separate claim for moving expenses and removal of trade fixtures and other personal property as long as such claim does not reduce Landlord's award.

ARTICLE THIRTEEN: ASSIGNMENT AND SUBLETTING

13.01 Landlord's Consent Required. No portion of the Premises or of Tenant's interest in this Lease shall be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section
13.02 below. Landlord, acting reasonably, shall have the right to grant or withhold its consent as provided in Section 13.04 below, which consent shall not be unreasonably withheld or delayed. Any attempted transfer without consent shall be void and shall constitute a non curable breach of this Lease.

13.02 No Release of Tenant. No assignment or transfer shall release Tenant or change Tenant's primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of Rent from Tenant or any other person shall not be a waiver of any provision or this Article Thirteen. Consent to one transfer shall not be deemed a consent to any subsequent transfer or a waiver of the obligation to obtain consent on subsequent occasions. If Tenant's assignee or transferee shall default under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the assignee or transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee without notifying Tenant or obtaining its consent, and such action shall not release Tenant from any of its obligations or liabilities under this Lease as so assigned or modified.

13.03 Offer to Terminate. If Tenant shall desire to assign this Lease or sublease all or any part of the Premises, Tenant shall offer to Landlord in writing, the right to terminate this Lease as of the date specified in the offer. If Landlord shall elect in writing to accept the offer to terminate within twenty (20) days after receipt of notice of the offer, this Lease shall terminate as of the date specified in such offer and all the terms and provisions of this Lease governing termination shall apply. If Landlord shall not so elect, Tenant shall then comply with the provisions of this Article Thirteen applicable to such assignment of sublease.

13.04 Landlord's Consent. Tenant's request for consent under Section 13.01 shall set forth the details of the proposed sublease, assignment or transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transaction (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, reasonably exercised, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Premises; (ii) the net worth and financial condition of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under this Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Tenant shall assign or sublease, the following shall apply: Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the Profit (defined below) on such transaction such amount being Landlord's sharer as and when received by Tenant, unless Landlord shall give notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. Profit shall mean (a) all rent and all fees and other consideration paid for or in respect of the assignment or sublease, including fees under any collateral agreements less (B) the rent and other sums payable under this Lease (in the case of a sublease of less than all of the Premises, allocable to the subleased premises) and all costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for reasonable real estate broker's commissions and reasonable costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant shall be entitled to recover such reasonable costs and expenses before Tenant shall be obligated to pay Landlord's Share to Landlord. Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Premises within thirty (30) days after the transaction shall be signed and from time to time thereafter on Landlord's request, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct.

ARTICLE FOURTEEN:  DEFAULTS AND REMEDIES

14.01 Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance by Tenant of all covenants and conditions.

14.02 Defaults. Each of the following shall be an event of default under this
Lease:

      14.02(a)  Tenant shall abandon the Premises;

      14.02(b) Tenant shall fail to Pay Rent or any other sum payable under this Lease within five (5) days after notice of non-payment:

      14.02(c) Tenant shall fail to perform any of Tenant's other obligations under this Lease and such failure shall continue for a period of fifteen
      (15) days after notice from Landlord; provided that if more than fifteen
      (15) days shall be required to complete such performance, Tenant shall not be in default if Tenant shall commence such performance within the fifteen (15) day period and shall thereafter diligently pursue its completion.

     14.02(d)(i) Tenant shall make a general assignment or general arrangement for the benefit of creditors: (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement shall be filed by or against Tenant and shall not be dismissed within sixty (60) days; (iii) a trustee or receiver shall be appointed to take possession of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease and possession shall be subjected to attachment, execution or other judicial seizure which shall not be discharged within sixty (60) days. If a court of competent jurisdiction shall determine that any of the acts described in this subsection (d) is not a default under this Lease, and a trustee shall be appointed to take possession (or if Tenant shall remain a debtor in possession) and such trustee or Tenant shall assign, sublease, or transfer Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of The rent for any other consideration) paid in connection with such assignment, transfer or sublease over the rent payable by Tenant under this Lease.

14.03 Remedies. On the occurrence of an event of default by Tenant, Landlord may, at any time thereafter, with or without notice or demand (except as provided in Section 14.02) and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

     14.03(a) Terminate this Lease by written notice to Tenant or by entry, at Landlord's option. Tenant shall then immediately quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. Following termination, without prejudice to other remedies Landlord may have by reason of Tenant's default or of such termination, Landlord may (i) peaceably reenter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Lease Term), at such rental and upon such other terms and conditions as Landlord in Landlord's sole discretion shall determine, with the right to make alterations and repairs to the Premises; and (iii) remove all personal property therefrom. Following termination,

     Landlord shall have all the rights and remedies of a landlord provided at law and in equity. The amount of damages Tenant shall pay to Landlord following termination shall include all Rent unpaid up to the termination of this Lease, costs and expenses incurred by Landlord due to such Event of Default and, in addition, Tenant shall pay to Landlord as damages, at the election of Landlord (if Landlord shall elect subsection (y) below, it may cease such election at any time), either (x) the discounted present values (at the then Federal Reserve Bank discount rate) of the aggregate Rent and other charges due during the period commencing with such termination and ending on the expiration date of this Lease, OR (y) amount equal to the Rent and other charges which would have been payable by Tenant had this Lease or Tenant's right to Possession not been so terminated, payable upon the due dates therefor specified herein following such termination and until the expiration date Of this Lease, provided, however, that if Landlord shall re-let the Premises during such period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, and the expenses of reletting, including, without limitation, altering and preparing the premises for new tenants, brokers' commissions, legal fees and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period equal to or shorter or longer than the remaining Lease Term; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting. In calculating the Rent and other charges under subsection (x) above, there shall be included, in addition to the Rent other considerations agreed to be paid or performed by Tenant on the assumption that all such considerations would have remained constant (except as herein otherwise provided) for the balance of the full term hereby granted. Landlord may, but need not, re-let the Premises or any part thereof for such rent and on such terms as it shall determine (including the right to re-let the Premises for a greater or lesser term than the Lease Term, the right to re-let the Premises as part of a larger area and the right to change the character or use made of the Premises). Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder.

     14.03(b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event, Landlord shall be enticed to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due.

     14.03(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises is located.

14.04 Landlord's Waiver. Landlord agrees to execute and deliver a Landlord's Release and Waiver in the form of Exhibit D promptly upon Tenant's request with respect to any equipment installed at the Premises by Tenant, which equipment Tenant finances with an unaffiliated lender and which equipment is pledged to such lender.

14.05 Automatic Termination: Damages. Notwithstanding any other term or provision hereof to the contrary, this Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 14.03 hereof, including the filing of an unlawful detainer action against Tenant. On any termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord shall incur in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant or the pursuing of any action with respect to Landlord's right to possession of the Premises. All such damages suffered (apart from Base Rent and other Rent payable hereunder) shall constitute pecuniary damages which shall be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceedings.

14.06 Cumulative Remedies. Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

ARTICLE FIFTEEN:  PROTECTION OF LENDERS

15.01 Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which shall acquire a security interest in the Premises or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease and Tenant's use or Possession of the Premises shall not be disturbed thereby. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

15.02 Attornment. If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortagagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to the Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease.

15.03 Signing of Documents. Tenant shall sign and deliver any instrument or documents reasonably satisfactory to Tenant necessary or appropriate to evidence any such attornment or subordination or agreement to do so.

15.04 Estoppel Certificates. Within ten (10) days after Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or if Landlord is claimed to be in default, setting forth such default in reasonable detail) and (v) such other information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Premises may require. Landlord may deliver any such statement by Tenant to any prospective purchaser or encumbrancer of the Premises, and such purchaser or encumbrancer may rely conclusively upon such statement as true and correct. If Tenant shall not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

15.05 Tenant's Financial Condition. Within ten (10) days after request from Landlord from time to time, Tenant shall deliver to Landlord Tenant's audited financial statements for the latest available fiscal year. Such financial statements shall be delivered to Landlord's mortgagees and lenders and prospective mortgagees, lenders and purchasers. Tenant represents and warrants to Landlord that each such financial statement shall be true and accurate as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE SIXTEEN: LEGAL COSTS

16.01 Legal Proceedings. In the event of any litigation between the parties, the prevailing party shall be entitled to its legal fees and expenses.

16.02 Landlord's Consent. Tenant shall pay Landlord's reasonable fees and expenses, including, without limitation, legal, engineering and other consultants' fees and expenses, incurred in connection With Tenant's request for Landlord's consent under Article Thirteen (Assignment and Subletting) or in connection with any other act by Tenant which requires Landlord's consent or approval under This Lease.

ARTICLE SEVENTEEN: MISCELLANEOUS PROVISIONS

17.01 Non-Discrimination. Tenant agrees that it will not permit any discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof.

17.02 Landlord's Liability; Certain Duties.

      17.02(a) Bind and Inure; Limitation of Landlord's Liability. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Premises. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee, or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and its partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

      17.02 (b) Notice. Tenant shall give notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Premises whose name and address shall have been furnished to Tenant. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) shall fail to cure such non-performance within thirty (30) days after receipt of Tenant's notice.

      However, if such non-performance shall reasonably require more than thirty
      (30) days to cure, Landlord shall not be in default if such cure shall be commenced within such thirty (30) day period and thereafter diligently pursued to completion.

17.03 Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision of this Lease, which shall remain in full force and effect.

17.04 Interpretation. The captions of the Articles or Sections of this Lease are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter ganders shall each include the other, in any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

17.05 Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements shall be effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

17.06 Notices. All notices, requests and other communications required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid or by a national overnight delivery service which maintains delivery records. Notices to Tenant shall be delivered to the address specified in Section 1.18 above. Notices to Landlord shall be delivered to the address specified in Section 1.17 above. All notices shall be effective upon delivery (or refusal to accept delivery). Either party may change its notice address upon written notice to the other party.

17.07 Waivers. All waivers shall be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound by to the conditions of such statement.

17.08 No Recordation. Tenant shall not record this Lease. Either Landlord or Tenant may require that a notice, short form or memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

17.09 Binding Effect; Choice of Law. This Lease shall bind any party who shall legally acquire any rights or interest in this Lease from Landlord or Tenant, provided that Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Premises is located shall govern this Lease.

17.10 Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that
(s)he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give prompt notice to Landlord of any general partner's withdrawal or addition from time to time. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

17.11 Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

17.12 Force Majeure. If Landlord can not perform any of its obligations due to events beyond Landlord's reasonable control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

17.13 Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

17.14 Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

17.15 Examination of Lease. Submission of this Lease to Tenant shall not constitute an option to lease, and this Lease shall not be effective until execution and delivery by both Landlord and Tenant.

17.16 Intentionally Deleted.

17.17 Limitation of Warranties. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS Lease, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TENANT EXPRESSLY ACKNOWLEDGES THAT LANDLORD HAS MADE NO WARRANTIES OR REPRESENTATIONS CONCERNING ANY HAZARDOUS Materials OR OTHER ENVIRONMENTAL MATTERS AFFECTING ANY PART OF THE Premises AND LANDLORD HEREBY EXPRESSLY DISCLAIMS AND TENANT WAIVES ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY SUCH MATTERS.

17.18 No Other Brokers. Tenant represents and warrants to Landlord that the brokers named in Section 1.12 above are the only agents, brokers, finders or other parties with whom Tenant has dealt who may be entitled to any commission or fee with respect to this Lease or the Premises or the Premises. Tenant agrees to indemnify and hold Landlord harmless from any claim, demand, cost or liability, including, without limitation, attorneys' fees and expenses, asserted by any party other than the brokers named in Section 1.12 based upon dealings of that party with Tenant.

Signed on       July 14    , 1997       LANDLORD
          -----------------


at             Boston, MA               KNICKERBOCKER INDUSTRIAL
   -----------------------------
                                        PROPERTIES EAST, L.P.
                                           By:   Knickerbocker
                                                 Properties, Inc. XVIII,
                                                 its General Partner


                                        By: /s/ Gerald F. Ianetta
                                            ----------------------------
                                                Gerald F. Ianetta
                                        Its:     Vice President


Signed on      June 23     , 1997       TENANT
          -----------------


at          San Diego, CA               PETCO ANIMAL SUPPLIES, INC.
   ------------------------------

                                        By: /s/ James M. Myers
                                            ----------------------------
                                                   James M. Myers
                                        Its:   Senior Vice President - Finance

                           FIRST AMENDMENT TO LEASE

      FIRST AMENDMENT made as of the 4th day of October, 2001, by and between KNICKERBOCKER INDUSTRIAL PROPERTIES EAST, L.P., a Delaware limited partnership ("Landlord") and PETCO ANIMAL SUPPLIES, INC., a _________________ corporation ("Tenant").

                                 WITNESSETH:

      WHEREAS Landlord and Tenant entered into a certain Lease dated as of June 23, 1997 (the "Lease") whereby Tenant agreed to lease certain premises consisting of a building containing approximately 211,450 square feet (the "Premises") known as 152 Dayton Jamesburg Road, South Brunswick, New Jersey;

      WHEREAS, Tenant desires to extend the Lease for three additional months from July 1, 2002 through September 30, 2002 (the "Extension Term"); and

      WHEREAS, Landlord and Tenant desire to memorialize their understanding and modify the Lease consistent therewith;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease shall be amended as follows:

1. BASE RENT FOR EXTENSION TERM. The Base Rent for the Extension Term shall be $70,483.00 per month.

2. TERM EXTENSION. Subject to the terms of the following sentence, the Term of the Lease is hereby extended for a period of three (3) months commencing on July 1, 2002 and continuing through September 30, 2002. Notwithstanding the foregoing, Tenant shall have the right to terminate the Lease effective as of August 31, 2002 provided that Tenant gives Landlord written notice of such termination on or before December 31, 2001. If Tenant fails to vacate the Premises within the time specified, the provisions of Section 3.04 of the Lease (Holding Over) shall apply.

3. CONFIRMATION OF EXTENSION OPTION. The parties confirm that the modification of the Lease provided for in this First Amendment does not preclude Tenant from exercising its rights to extend the Lease Term pursuant to the terms of
    Section 3.02 of the Lease. Such right to extend is hereby amended to allow Tenant to exercise its option on or before December 31, 2001.

4. CONDITION OF PREMISES. In connection with this First Amendment, Landlord shall have no obligation to perform any work or construction to the Premises.

5. BROKERS. Each party represents and warrants that it has dealt with no broker, agent, or other person in connection with this transaction and that no broker, agent or other person brought about this transaction and each party agrees to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction. The provisions of this paragraph shall survive the termination of the Lease.

6. NO OTHER AMENDMENTS. In all other respects, the terms and provisions of the Lease are ratified and reaffirmed hereby, are incorporated herein by this reference and shall be binding upon the parties to this First Amendment.

7. DEFINITIONS. All capitalized terms used and not otherwise defined herein, shall have the meanings ascribed to them in the Lease.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the day and year first above written.

LANDLORD:

KNICKERBOCKER INDUSTRIAL PROPERTIES EAST, L.P.

By:   Knickerbocker Properties XVIII, Inc., General Partner

      By: /s/ Janine M. Cobb
          ----------------------------------------
          Name:  Janine M. Cobb
          Title: Vice President


TENANT:

PETCO ANIMAL SUPPLIES, INC.

By:   /s/ William M. Woodard
    -----------------------------------------------
    Name:  William M. Woodard
    Title: Sr. Vice-President, Business Development